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                                                                    EXHIBIT 23.1



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


MCA Financial Corp.
Southfield, Michigan

We have issued our report dated April 28, 1998 accompanying the consolidated financial statements of MCA Financial Corp. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/ Doeren Mayhew                                       /s/ Grant Thornton LLP
Doeren Mayhew                                           Grant Thornton LLP
Troy, Michigan                                          Detroit, Michigan
May 19, 1998                                            May 19, 1998